SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

H. F. AHMANSON & COMPANY          HOME SAVINGS OF AMERICA          NEWS
                                  SAVINGS OF AMERICA

4900 Rivergrade Road, Irwindale, California  91706 * (818) 814-7922


FOR IMMEDIATE RELEASE                           CONTACTS:
---------------------                              Media: Mary Trigg
                                                          (818) 814-7922
                                                Investor: Steve Swartz
                                                          (818) 814-7986


                    AHMANSON COMMENCES PROXY SOLICITATION OF
                           GREAT WESTERN STOCKHOLDERS

           -- Sets Forth Simple Path for Maximum Stockholder Value --


      IRWINDALE, CA, May 15, 1997 -- H. F. Ahmanson & Company (NYSE:AHM) today announced that it has commenced a proxy solicitation of Great Western Financial Corporation (NYSE:GWF) stockholders to elect three directors to the Great Western board who are committed to the maximization of stockholder value.

      The election of the directors is one of three key steps that would enable Great Western stockholders to choose between the Ahmanson and Washington Mutual proposed merger offers on their merits. The other two key steps are voting against the Great Western-Washington Mutual proposed merger and tendering shares of Great Western into Ahmanson's exchange offer in the coming weeks.

      Ahmanson stated, "The Ahmanson exchange offer has a higher market value, carries less risk, and creates a more efficient financial institution with a far stronger market position than the Great Western-Washington Mutual proposal. Unfortunately for Great Western stockholders, the Great Western Board has gone to extraordinary lengths to block their fundamental right to choose our superior offer by refusing even to talk with us. Instead the board is pursuing a systematic program of legal and regulatory delay and public attack against Ahmanson. By following the simple path we have outlined today, Great Western stockholders can re-establish the principles of sound corporate governance. We believe their Board will not be able to ignore this clear message and will be compelled by its fiduciary duty to remove all obstacles that impede the maximization of stockholder value, including Great Western's 'poison pill.' "

      Ahmanson also stated that the Delaware Chancery Court has set a May 30th hearing date for Ahmanson's motion for an injunction that would postpone the special meeting of Great Western stockholders to vote on the proposed merger between Great Western and Washington Mutual until six weeks after the June 13th vote to elect Great Western directors is certified.

      The Great Western Board has eleven seats, and four directors will be elected at the June 13 annual meeting. The three nominees proposed by Ahmanson are: Wolfgang Schoellkopf, 64, the retired vice chairman and chief financial officer of First Fidelity Bancorp; Lawrence A. Del Santo, 63, the retired chairman and chief executive officer of The Vons Companies, Inc.; and Robert T. Gelber, 61, a former partner of the law firm Gibson, Dunn & Crutcher LLP.

      In addition, Ahmanson announced that it is soliciting proxies in support of five By-law Amendments, which are intended to promote and protect the maximization of Great Western stockholder value.

      Copies of the proxy solicitation materials are available from Ahmanson's proxy solicitor, MacKenzie Partners Inc., by calling (800) 322-2855.

      H. F. Ahmanson & Company, with more than $48 billion, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.

       SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK
        HELD BY H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND
       EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF
          AHMANSON AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
         CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer),
Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A.
Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of May 14, 1997, Ahmanson is the beneficial owner of 3,560,500 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of May 14, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of May 12, 1997, CSFB held a net long position of 10,324 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.

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